Exhibit 10(f)

FOURTH AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY

This FOURTH AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY (this “Amendment”) is made as of July 10, 2003 by and between Colinas Crossing, L.P. (“Seller”) and Haggar Clothing Co. (“Buyer”).

R E C I T A L S:

A.                                   Seller and Buyer entered into that certain Commercial Contract - Improved Property dated May 9, 2003, as amended by that certain First Amendment to Commercial Contract - Improved Property dated June 3, 2003, Second Amendment to Commercial Contract - Improved Property dated July 8, 2003 and Third Amendment to Commercial Contract - Improved Property dated July 9, 2003 (as amended, the “Contract”), pertaining to certain property commonly referred to as Two Colinas Crossing (the “Property”).

B.                                     Seller and Buyer have agreed to modify certain provisions of the Contract.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                       Capitalized terms not otherwise defined herein shall have the meaning assigned such terms in the Contract.

2.                                       The Inspection Period under the Contract is hereby extended for all purposes through and until 7:00 p.m., CST, Tuesday, July 15, 2003.  Seller and Buyer agree that Buyer shall have the right to terminate the Contract pursuant to Section 7.B(3) of the Contract prior to the expiration of the Inspection Period, as extended hereby, for any Permitted Reason (as hereinafter defined) and only a Permitted Reason.  If Buyer does not terminate the Contract prior to the expiration of the Inspection Period, as extended hereby, Buyer shall deposit the additional earnest money required by Paragraph 5.A of the Contract with the title company on July 15, 2003.  As used herein, a “Permitted Reason” shall mean the failure of Buyer and Seller to agree on the form and substance of a mutual declaration of easements affecting the Property (a “Mutual Declaration of Easements”).

3.                                       Section 9.C. of the Contract is hereby amended to add the following language after item (7):

(8)                               a revised survey of the Property locating those easement areas which are the subject of the Mutual Declaration of Easements (as such term is defined in the Fourth Amendment to Commercial Contract - Improved Property dated July 10, 2003); and

(9)                               a revised title commitment issued by the title company committing to insure those easements which under the Mutual Declaration of Easements benefit the Property and showing any lien affecting the insured easement as subordinate to the Mutual Declaration of Easements.

4.                                       Section 11.C. of the Contract is hereby deleted in its entirety and the following is substituted therefor:

The deed conveying the Property to Buyer shall require that one monument sign (but not both monument signs) on the street entrance to the Property display the name “Two Colinas Crossing” provided that (i) all future owners of office buildings located on the real property subject to the CCRs (the “Colinas Crossing Development”), including those office building owners whose tract also has retail uses, display similar names (e.g., “One Colinas Crossing,” “Three Colinas Crossing”) on monument signage outside their office buildings and (ii) compliance with such requirement is uniformly enforced against such office building owners in the Colinas Crossing Development.  The deed shall further provide that:

(1)                                  Such requirement to display the name “Two Colinas Crossing” shall not restrict the Property owner’s rights to building signage on the Property, including both monument signs, as long as the signage complies with the requirements of the CCRs and applicable law.

(2)                                  As between the name “Two Colinas Crossing” and the name and logo of any other party, the name and logo of the other party will be more prominent.

(3)                                  The costs to add the “Two Colinas Crossing” name to a monument shall be borne by Seller.

At the closing of the sale contemplated by the Contract, Seller shall provide Buyer an estoppel letter from Colinas Crossing Corporation and its Design Approval Committee stating that it will not impose any requirements or restrictions on Buyer contrary to the above agreements.

5.                                      Buyer and Seller hereby agree to negotiate in good faith the form and substance of two leases covering approximately 2,450 square feet of space on the first floor of the building located on the Property (collectively, the “Leases”).  However, agreement on the form and substance of the Leases shall not be a condition precedent to the purchase and sale of the Property.

6.                                       Buyer hereby agrees that it timely received a copy of the Contest Agreement.

7.                                       Except as expressly amended hereby, the Contract remains unmodified and in full force and effect.

8.                                       This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[Signature Pages Follow]

SIGNATURE PAGE FOR COLINAS CROSSING, LP TO
FOURTH AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY

COLINAS CROSSING, LP

By:	Steven A. Means Interests, Inc., general partner

	By:	/s/ Steven A. Means
Steven A. Means, President

SIGNATURE PAGE FOR HAGGAR CLOTHING CO. TO
FOURTH AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY

HAGGAR CLOTHING CO.

By:	/s/ Frank D. Bracken
	Name:	Frank D. Bracken
	Title:	President and Chief Operating Officer